Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580

Otelco Acquires Cloud Hosting and Managed
 Services Provider Reliable Networks of Maine, LLC

ONEONTA, Alabama (January 6, 2014) – Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, today announced it has acquired Maine-based Reliable Networks, a provider of cloud hosting and managed services for companies who rely on mission-critical applications.  The combination expands Otelco’s existing carrier-grade service offerings to support critical VoIP, email, database and industry vertical software applications.

“Our business customers increasingly are turning to us to expand our hosting and managed services capabilities to be able to provide seamless, turnkey services anchored by our high-quality connectivity offerings,” said Mike Weaver, CEO of Otelco.  “Over the years, we have successfully collaborated with Reliable Networks on larger, more complex VoIP telephone infrastructure deployments.  Leveraging the networking and application hosting expertise of Reliable Networks by acquiring the company is a natural, evolutionary extension of our current product and services offerings to support the substantial growth of our Hosted IP Voice PBX Product.”

“We have always focused on clients who demand superior quality and high levels of client service,” noted Mark Stone, Managing Member and founder of Reliable Networks.  “As a high value-added provider, our ‘measure twice, cut once’ approach resonates with clients for whom downtime is expensive and disruptive.  What could be better than to formalize a relationship with a company that also provides carrier-grade services complementing our own, and with whom we have successfully worked in the past?”

Otelco paid $500,000 at the closing of the acquisition. The balance of the purchase price will be paid in stock over the next three years, contingent on Reliable Networks achieving certain financial objectives. The acquisition will provide Otelco with additional managed service capabilities that will supplement the growth of existing IP services while expanding its current market presence. Reliable Networks will operate as a division of OTT Communications, Otelco’s New England competitive operating entity.

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Otelco Acquires Reliable Networks of Maine, LLC

January 6, 2014

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.  The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 96,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines.  Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services through several subsidiaries.  For more information, visit the Company’s website at www.OtelcoInc.com.

ABOUT RELIABLE NETWORKS OF MAINE, LLC
Reliable Networks of Maine, LLC, Maine’s only provider with a SOC 2 Type II audit, provides technology consulting, managed services and private/hybrid cloud hosting across the United States. Started in 2003 by Managing Member Mark Stone, Reliable Networks focuses on corporate and educational clients who rely on mission-critical applications and for whom downtime is expensive and disruptive.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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